Exhibit 10.2

OPTION AGREEMENT

THIS AGREEMENT, dated as of [                     ], is entered into by and between Duratek, Inc., a Delaware corporation (the “Company”), and an employee of the Company, hereinafter referred to as the “Employee”:

RECITALS

WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of its $0.01 par value common stock (“Common Stock”); and

WHEREAS, the Company has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Employee as an inducement for the Employee to remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.  The masculine pronoun shall include the feminine and neuter, and the singular and the plural, where the context so indicates.

“Agreement” means this Option Agreement.

“Board” means the Board of Directors of Duratek, Inc.

“Disability” shall have the meaning assigned to such term in the Company’s Northwestern Mutual Life group disability insurance policy number L652259 effective January 1, 1992 or any successor policy thereto.

“Eligible Representative” shall mean, upon Employee’s death, Employee’s personal representative or such other person as is empowered under Employee’s will or the then applicable laws of descent and distribution to exercise Employee’s rights hereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Market Price” shall mean the closing price of a share of Common Stock on the NASDAQ National Market, or, if there has been no sale on the NASDAQ National Market on such day, the average of the highest bid and lowest asked prices on the NASDAQ National Market at the end of such day.

“Option” shall mean the non-qualified option granted under this Agreement.

“Secretary” shall mean the Secretary of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination of Employment” shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary.

“Total Option Shares” shall mean the number of shares of Common Stock set forth in Section 2.1.

“Transfer” shall mean, with respect to the Option, or any Common Stock issued pursuant thereto, any transfer, sale, assignment, pledge or other disposition thereof.

ARTICLE II

GRANT OF OPTION

2.1                                 Grant of Option.  On the date hereof, the Company irrevocably grants to the Employee as a matter of separate agreement and not in lieu of salary or any other compensation for services, an Option to purchase any part or all of an aggregate amount shares of Common Stock, referred to in [                     ], upon and subject to the terms and conditions set forth in this Agreement.

2.2         Purchase Price.  The purchase price of the Common Stock covered by the Option shall be $[•] the Market Price per share (without commission or other charge) on the date hereof.

ARTICLE III

PERIOD OF EXERCISABILITY

3.1                                 Commencement of Exercisability.

                                                                                                (a)                                  Subject to Section 3.3, the Option shall become exercisable in five (5) cumulative installments as follows:

                                                                                                                                                (i)                                     One-fifth of the Total Option Shares shall be immediately exercisable on the first year anniversary.

                                                                                                                                                (ii)                                  One-fifth of the Total Option Shares shall be immediately exercisable on the second year anniversary.

                                                                                                                                                (iii)                               One-fifth of the Total Option Shares shall be immediately exercisable on the third year anniversary.

                                                                                                                                                (iv)                              One-fifth of the Total Option Shares shall be immediately exercisable on the fourth year anniversary.

                                                                                                                                                (v)                                 One-fifth of the Total Option Shares shall be immediately exercisable on the fifth year anniversary.

                                                                                                (b)                                 No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

3.2                                 Duration of Exercisability.  The installments provided for in Section 3.1 are cumulative.  Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

                                                3.3                                 Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)                        The close of business on [•];

                                                                                                (b)                                 One (1) year following the date of the Employee’s Termination of Employment, provided, however, that such termination is caused by (i) Employee’s death, (ii) Employee’s retirement on or after attaining the age of sixty-five (65), or (iii) Employee’s “Long-Term Disability”. Employee’s “Long-Term Disability” shall be deemed to have occurred when, due to a Disability, Employee shall have been unable or shall have failed to perform the essential functions of his position, with or without reasonable accommodation, and is presently suffering from a Disability, as determined in the judgment of the Board exercised in good faith and based on competent advice.  Such one (1) year period shall be tolled by the number of days during such period as (i) the Employee possesses material non-public information the possession of which would subject the Employee to liability under the Exchange Act upon purchase or sale of the Company’s securities, in the reasonable judgment of Employee and his legal advisors and with the Company’s consent which shall not be unreasonably withheld (ii) the Employee shall be subject to Section 16(b) of the Exchange Act; or (iii) the Company has restricted employee stock transactions due to the presence of material non-public information.

                                                                                                (c)                                  Ninety (90) days following the date of the Employee’s Termination of Employment for any reason other than as provided in Section 3.3(b).  Such ninety (90) day period shall be tolled for such time that either (i) the Employee possesses material non-public information the possession of which would subject the Employee to liability under the Exchange Act upon purchase or sale of the Company’s securities; (ii) the Employee shall be subject to Section 16(b) of the Exchange Act; or (iii) the Company has restricted employee stock transactions due to the presence of material non-public information.

                                                3.4                                 Merger, Consolidation, Acquisition, or Dissolution of the Company — Effect on Option.

                                                (a)                                  For purposes of this Stock Option Agreement and notwithstanding any provision in the Plan to the contrary, the term “Change in Control” shall mean (i) a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or (ii) a sale of substantially all of the assets of the Company to another entity.

In the event a change in control condition as described above occurs, the Compensation Committee will consider making a recommendation to the Board of Directors to vest immediately all outstanding shares subject to the Option prior to the occurrence of such event.

                                                                                                (b)                                 The aggregate present value of all parachute payments payable to or for the benefit of Employee, whether payable to or for the benefit of Employee, whether payable pursuant to this Agreement or otherwise, shall be limited to three times the Employee’s base amount less one dollar.  For purposes of this subsection (b), the terms parachute payment, base amount and present value shall have the meanings assigned thereto under Section 280G of the Internal Revenue Code (the “Code”).  It is the intention of this subsection (b) to avoid excise taxes on the Employee under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.

ARTICLE IV

EXERCISE OF OPTION

4.1                                 Person Eligible to Exercise.  During the Employee’s lifetime, only he may exercise the Option, or any portion thereof.  After the death of the Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by such Employee’s Eligible Representative.

4.2                                 Partial Exercise.  Any exercisable portion of the Option may be exercised in whole or in part at any time prior to expiration under Section 3.3; provided, however, that each exercise shall be for not less than one hundred (100) shares (or, if less, the maximum number of shares for which the Option is then exercisable) and shall be for whole shares only.

                                                4.3                                 Manner of Exercise.  The Option, or any portion thereof, may be exercised solely by delivery to the Board of all of the following prior to the expiration of the Option under Section 3.3:

                                                                                                (a)                                  Notice in writing signed by the Employee or his Eligible Representative, stating that the Option, or a portion thereof, is thereby exercised.  Such notice shall comply with all reasonable rules established by the Board and previously conveyed in writing to the Employee or his Eligible Representative;

                                                                                                (b)                                 Full payment (in cash or by bank or cashier’s check) for the shares with respect to which such Option, or portion thereof, is exercised;

                                                                                                (c)                                  Unless the shares of Common Stock acquired are registered prior to the exercise of the Option, a bona fide written representation and agreement, in a form satisfactory to the Company, signed by the Employee or his Eligible Representative, stating that the shares of Common Stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder, and that the Employee or his Eligible Representative, will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above.  The Company may, in its discretion, take whatever additional actions it deems appropriate to insure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations.  Without limiting the generality of the foregoing, the Company may require an opinion of counsel acceptable to it to the effect that any subsequent Transfer of shares acquired through exercise of the Option, or any portion thereof, does not violate the Securities Act, and may issue stop-transfer orders covering such shares.  Share certificates evidencing the Common Stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein.  The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such shares;

                                                                                                (d)                                 Full payment to the Company (or successor corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

                                                                                                (e)                                  In the event the Option, or any portion thereof, shall be exercised pursuant to Section 4.1 by an Eligible Representative, appropriate proof of the right of such person or persons to exercise the Option.

4.4                                 Conditions to Issuance of Stock Certificates.  The Common Stock deliverable upon the exercise of the Option, or a portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company.  Such shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of the Option, or any portion thereof, prior to fulfillment of all of the following conditions, which the Company shall use its best efforts to satisfy:

                                                                                                (a)                                  The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

                                                                                                (b)                                 The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Company shall reasonably determine to be necessary or advisable; and

                                                                                                (c)                                  The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall reasonably determine to be necessary or advisable.

4.5                                 Rights as Shareholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

ARTICLE V

OTHER PROVISIONS

5.1                                 Option Not Transferable.  Neither the Option nor any interest or right therein or part thereof shall be pledged against the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by Transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however that this Section 5.1 shall not prevent Transfers by will or by the applicable laws of descent and distribution.

5.2                                 Shares to Be Reserved.  The Company shall at all times during the term of the Option reserve and keep available the number of shares of Common Stock necessary to satisfy the Option.

5.3                                 The Plan.  The Option is subject in all respects to the terms of the Company’s 1999 Stock Option and Incentive Plan (the “Plan”) as such Plan may be further amended from time to time.

5.4                                 Complete Agreement.  This Agreement contains the complete agreement and understanding between the parties concerning the Option and shall supersede all other agreements, understandings or commitments between the parties as to such subject matter.  The parties stipulate that neither of them has made any representations concerning the subject matter hereof except such representations as are specifically set forth herein.  Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries to discharge the Employee at any time for any reason whatsoever, with or without cause, except as otherwise may be provided in any employment agreement between the Company and Employee.

                                                5.5                                 Notices.  Except as otherwise expressly stated, all notices required to be given or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by recognized overnight delivery service, return receipt requested, addressed as follows:

If to the Company:

Duratek

10100 Old Columbia Road

Columbia, MD 21046

Attention:  Corporate Secretary

If to Employee:

To the address set forth on the signature page.

Either party may change the address to which such notices are to be addressed by notice thereof to the other party in the manner set forth above.

                                                5.6                                 Waiver, Modification or Amendment.  No waiver, modification or amendment of any provision of this Agreement shall be effective, binding or enforceable unless in writing and signed by the party against which it is sought to be enforced.

5.7                                 Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement.  Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

5.8                                 Governing Law.  The validity of this Agreement and of any of the terms or provisions as well as the rights and duties of the parties hereunder shall be governed by the laws of the State of Delaware, without reference to any conflict of law or choice of law, principles in the State of Delaware that might apply the law of another jurisdiction.

5.9                                 Arbitration.  Any disputes between the parties relating to the terms of this Agreement, or the breach thereof, shall be submitted to binding arbitration in Washington, D.C., in accordance with the rules of the American Arbitration Association.  In the event that either party desires to arbitrate any such dispute, such party shall so notify the other party and the parties shall endeavor, for a period of thirty (30) days, to resolve such dispute without arbitration.  In the event that the parties cannot resolve the dispute within such thirty (30) day period, then within ten (10) days thereafter, the parties shall jointly designate an arbitrator to hear the dispute, or, if the parties are unable to jointly select an arbitrator, an arbitrator shall be chosen by the President of the American Arbitration Association from lists of candidates provided by each of the parties.  The decision of the arbitrator shall be binding upon the parties.  In the event that Employee prevails in such arbitration, the Company shall pay the expenses of Employee incurred in connection with such arbitration.

5.10                           Construction.  Headings or captions of this Agreement are for reference only and are not to be construed in any way as part of this Agreement, nor in the interpretation of this Agreement.  The masculine pronoun shall include the feminine and neuter, and vice versa, where the context so requires.

5.11                           Counterparts.  This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original and all or which together shall constitute but one and the same document.